April 3, 1997


Mortgage Capital Funding, Inc.
399 Park Avenue
New York, New York  10043

Ladies and Gentlemen:

      We have acted as counsel to Mortgage Capital Funding, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of the aggregate principal amount of Mortgage Pass-Through Certificates (the "Certificates") specified therein, to be issued by separate trusts in one or more series (each, a "Series"), pursuant to the terms of a pooling and servicing agreement with respect to each such Series (each, a "Pooling and Servicing Agreement") to be entered into among the Company (the "Depositor"), the entity named as master servicer therein (the "Master Servicer"), the entity named as special servicer therein (the "Special Servicer"), the entity named as REMIC administrator therein (the "REMIC Administrator"), and the entity named as the trustee therein (the "Trustee"), substantially in the form of Exhibit 4.1 to the Registration Statement.

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the prospectus and the form of prospectus supplement (together, the "Prospectus") that are part of the Registration Statement, the form of the Pooling and Servicing Agreement (including the forms of Certificates annexed thereto), filed as Exhibit 4.1 thereto, and such corporate records, agreements, documents and other instruments, and have made such inquiries of such officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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Mortgage Capital Funding, Inc.
April 3, 1997
Page 2


      In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed (i) that the Pooling and Servicing Agreement and the Certificates as executed and delivered by the requisite signatories thereto with respect to any Series will conform in substance and form in all material respects to the respective forms thereof examined by us, (ii) timely compliance by all parties to the agreements contemplated in the Prospectus with the terms thereof (without waiver or amendment of any of the terms thereof) and (iii) that the agreements referred to in the Prospectus constitute all the agreements, arrangements and understandings between the parties thereto with respect to the transactions contemplated therein and that each of the representations and warranties contained therein is true.

      Based on the foregoing, it is our opinion that the statements contained in the Prospectus under the captions "Material Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences", insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein, are correct in all material respects.

      The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. We express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

      We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Material Federal Income Tax Consequences", "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed to, any other person, quoted or referred to.

                                                 Very truly yours,

                                                 /s/ Weil, Gotshal & Manges LLP